For further information, contact:

Michael Hara	Calisa Cole
Investor Relations	Corporate Communications
NVIDIA Corporation	NVIDIA Corporation
(408) 486-2511	(408) 486-6263
mhara@nvidia.com	ccole@nvidia.com

FOR IMMEDIATE RELEASE:

NVIDIA REPORTS RESULTS FOR FIRST QUARTER
FISCAL 2009
Company Achieves 37 Percent Revenue Growth and 34 Percent Net Income Growth
Year-Over-Year

SANTA CLARA, CA—MAY 8, 2008—NVIDIA Corporation (Nasdaq: NVDA), the world leader in visual computing technologies, today reported financial results for the first quarter of fiscal 2009 ended April 27, 2008.

For the first quarter of fiscal 2009, revenue was $1.15 billion, compared to $844.3 million for the first quarter of fiscal 2008, an increase of 37 percent. Net income computed in accordance with U.S. generally accepted accounting principles (GAAP) for the first quarter of fiscal 2009 increased by 34 percent year-over-year to $176.8 million, or $0.30 per diluted share.

Non-GAAP net income for the first quarter of fiscal 2009, which excludes stock-based compensation charges and the associated tax impact, was $211.8 million, or $0.36 per diluted share.

“The growth of GPUs continues to outpace the PC market.  We shipped 42 percent more GPUs this quarter compared to the same period a year ago, resulting in our best first quarter ever,” said Jen-Hsun Huang, president and CEO of NVIDIA. “This is the era of visual computing.  With a few hundred million GeForce GPUs in the market, developers can now confidently create applications with dazzling graphics.  Amazing applications with beautiful graphics are showing up on the Web constantly, driving even faster adoption of GPUs.  We expect this positive feedback loop to continue to drive our growth.”

First Quarter Fiscal Year 2009 Highlights:

·	Revenue grew 37 percent year-over-year.
·	GAAP net income increased 34 percent year-over-year.
·	Launched multiple industry-leading products:
o	GeForce® 9600 GT GPU: More than double the performance of the previous 8600 GTS.
o	GeForce 9800 GX2: New dual GPU board featuring Quad SLI® technology.
o	GeForce 9800 GTX: Most flexible GPU to support both two-way and three-way SLI technology.
o	GeForce 8800 GT for the Mac Pro: First after-market consumer graphics card for the Mac sold directly by NVIDIA.
o	NVIDIA nForce® 790i Ultra SLI MCP: Industry’s most overclockable platform for Intel processors.
o	Quadro® FX 3600M Professional: Industry’s highest-performance notebook GPU.
o	NVIDIA® APX 2500 Application Processor: World’s lowest-power, high-definition computer-on-a-chip.
·	The Professional Solutions Business achieved record revenue, growing 44 percent year-over-year.
·
Shipped first Hybrid SLI DX10 motherboard GPUs – the GeForce 8000 GPU series.  The GeForce 8000 GPU series includes GeForce Boost Hybrid SLI technology, which can double performance when paired with a GeForce 8 desktop GPU.

·
Became a founding member of Stanford University’s new Pervasive Parallelism Lab (PPL).  The PPL will develop new techniques, tools, and training materials to allow software engineers to harness the parallelism of the heterogeneous multi-core computing available in virtually every new computer.

Conference Call and Web Cast Information
NVIDIA will conduct a conference call with analysts and investors to discuss its first quarter fiscal 2009 financial results and current financial prospects today at 2:00 P.M. Pacific Time (5:00 P.M. Eastern Time). To listen to the call, please dial 212-231-2900; no password is required. The conference call will also be Web cast live (listen-only mode) at the following Web sites: www.nvidia.com and www.streetevents.com. A live Web cast (listen-only mode) of the conference call will be held at the NVIDIA investor relations Web site www.nvidia.com/ir and at http://www.streetevents.com. The Web cast will be recorded and available for replay until the Company's conference call to discuss its financial results for its second quarter fiscal 2009.

Non-GAAP Measures
To supplement the Company's Condensed Consolidated Statements of Income presented in accordance with GAAP, we use non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP gross profit, non-GAAP net income, and non-GAAP diluted net income per share. In order for our investors to be better able to compare our current results with those of previous periods, we have shown a reconciliation of GAAP to non-GAAP financial measures. These reconciliations adjust the related GAAP financial measures to exclude stock-based compensation, and the associated tax impact, where applicable. We believe the presentation of our non-GAAP financial measures enhances the user's overall understanding of our historical financial performance. The presentation of our non-GAAP financial measures is not meant to be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP, and our non-GAAP measures may be different from non-GAAP measures used by other companies.

About NVIDIA
NVIDIA is the world leader in visual computing technologies and the inventor of the GPU, a high-performance processor which generates breathtaking, interactive graphics on workstations, personal computers, game consoles, and mobile devices. NVIDIA serves the entertainment and consumer market with its GeForce products, the professional design and visualization market with its Quadro products, and the high-performance computing market with its Tesla™ products. NVIDIA is headquartered in Santa Clara, Calif. and has offices throughout Asia, Europe, and the Americas. For more information, visit www.nvidia.com.

Certain statements in this release including, but not limited to, statements as to: the use and importance of graphics; the significance of visual computing; the role of the GPU, the impact of graphics applications on the growth the GPU market and the rate of GPU adoption; our expected growth; and the expected benefits, materials and technologies to be developed by the PPL are forward-looking statements that are subject to risks and uncertainties that could cause results to be materially different than expectations. Important factors that could cause actual results to differ materially include: slower than anticipated adoption of new technologies or development of a market; the impact of competition and competitive products; technological advances; the development of more effective or efficient GPUs or CPUs; changes in consumer preferences or product uses; incompatibility of technologies; changes in industry standards; as well as other factors detailed from time to time in the reports NVIDIA files with the Securities and Exchange Commission including its Form 10-K for the fiscal year ended January 27, 2008. Copies of reports filed with the SEC are posted on our website and are available from NVIDIA without charge. These forward-looking statements are not guarantees of future performance and speak only as of the date hereof, and, except as required by law, NVIDIA disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

# # #

Copyright © 2008 NVIDIA Corporation.  All rights reserved.  NVIDIA, the NVIDIA logo, GeForce, Quadro, Tesla, NVIDIA nForce, and SLI are trademarks and/or registered trademarks of NVIDIA Corporation in the U.S. and other countries. Other company and product names may be trademarks of the respective companies with which they are associated.

NVIDIA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)
	Three Months Ended
	April 27,	April 29,
	2008	2007

Revenue	$1,153,388	$844,280
Cost of revenue	638,545	464,142
Gross profit	514,843	380,138

Operating expenses:
Research and development	218,830	158,321
Sales, general and administrative	93,034	80,571
Total operating expenses	311,864	238,892
Operating income	202,979	141,246
Interest and other income, net	10,039	12,543
Income before income tax expense	213,018	153,789
Income tax expense (A)	36,213	21,530
Net income	$176,805	$132,259

Basic net income per share	$0.32	$0.24
Diluted net income per share	$0.30	$0.22

Shares used in basic per share computation (B)	555,673	541,247
Shares used in diluted per share computation (B)	591,989	598,299

(A) The effective income tax rate for the three months ended April 27, 2008 and April 29, 2007 was 17% and 14%, respectively.
(B) Reflects a three-for-two stock split on September 10, 2007.

NVIDIA CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)
	Three Months Ended
	April 27,	April 29,
	2008	2007

GAAP gross profit	$514,843	$380,138
Stock-based compensation expense included in cost of revenue	3,136	2,809
Non-GAAP gross profit	$517,979	$382,947

GAAP net income	$176,805	$132,259
Stock-based compensation expense (A)	42,124	37,405
Income tax impact of non-GAAP adjustments	(7,161)	(5,237)
Non-GAAP net income	$211,768	$164,427

Diluted net income per share
GAAP	$0.30	$0.22
Non-GAAP	$0.36	$0.28

Shares used in GAAP diluted net income per share computation (B)	591,989	598,299
Cumulative impact of non-GAAP adjustments (C)	(10,653)	(17,203)
Shares used in non-GAAP diluted net income per share computation (B)	581,336	581,096

(A) Results include stock-based compensation expense as follows (in thousands):
	Three Months Ended
	April 27,	April 29,
	2008	2007
Cost of revenue	$3,136	$2,809
Research and development	$24,534	$19,146
Sales, general and administrative	$14,454	$12,542
(B) Reflects a three-for-two stock split on September 10, 2007.
(C) Reflects an adjustment to the diluted outstanding shares calculated under SFAS 123R to conform to diluted outstanding shares calculated under prior accounting standards (APB 25).

NVIDIA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
	April 27,	January 27,
	2008	2008
ASSETS
Current assets:
Cash, cash equivalents and marketable securities	$1,621,639	$1,809,478
Accounts receivable, net	651,800	666,494
Inventories	420,126	358,521
Prepaid expenses and other current assets	55,428	54,336
Total current assets	2,748,993	2,888,829

Property and equipment, net	522,056	359,808
Goodwill	371,019	354,057
Intangible assets, net	125,001	106,926
Deposits and other assets	40,389	38,051
Total assets	$3,807,458	$3,747,671

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$427,855	$492,099
Accrued liabilities	448,697	475,062
Total current liabilities	876,552	967,161

Other long-term liabilities	193,728	162,598
Stockholders' equity	2,737,178	2,617,912
Total liabilities and stockholders' equity	$3,807,458	$3,747,671